Registration No. 333-______
As filed with the Securities and Exchange Commission on November 19, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Northfield Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

United States of America	26-1384892
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)
1410 St. Georges Avenue
Avenel, New Jersey 07001
(Address of Principal Executive Offices)

Northfield Bank
Employee Savings Plan
(Full Title of the Plan)
Copies to:

John W. Alexander	Ned Quint, Esquire
Chairman, President and Chief Executive Officer	Luse Gorman Pomerenk & Schick, P.C.
Northfield Bancorp, Inc.	5335 Wisconsin Avenue, N.W., Suite 400
1410 St. Georges Avenue	Washington, D.C. 20015
Avenel, New Jersey 07001	(202) 274-2000
(732) 499-7200
(Name and Address of Agent for Services)

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☑
CALCULATION OF REGISTRATION FEE

Title of		Proposed	Proposed
Securities	Amount	Maximum	Maximum	Amount of
to be	to be	Offering Price	Aggregate	Registration
Registered	Registered (1)	Per Share	Offering Price	Fee
401(k) Participation Interests	(1)	—	—	(2)

(1)	Represents an indeterminate number of interests in the Northfield Bank Employee Savings Plan.

(2)	Pursuant to Rule 457(h)(3) no registration fee is required to be paid.

     This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. § 230.462.

PART I.
Items 1 and 2. Plan Information, Registrant Information, and Employee Plan Annual Information
     This Registration Statement relates to the registration of an indeterminate number of participation interests in the Northfield Bank Employee Savings Plan (the “Plan”). Documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants in the Plan, as specified by Securities Act Rule 428(b)(1).
     Such documents are not filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.
PART II.
Item 3. Incorporation of Documents by Reference
     The following documents previously or concurrently filed by Northfield Bancorp, Inc. (the “Company”) with the Commission are hereby incorporated by reference in this Registration Statement:
     a) The Company’s Prospectus (Commission File No. 333-143643) initially filed with the Commission on June 11, 2007 pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
     b) The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007 (Commission File No. 001-33732), filed with the Commission on October 11, 2007;
     c) The Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 (Commission File No. 001-33732), filed with the Commission on November 13, 2007;
     d) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the quarterly period covered by the Quarterly Report on Form 10-Q referred to in (c) above; and
     e) The description of the Company’s common stock contained in the Registration Statement on Form 8-A (Commission File No. 001-33732) filed by the Company with the Commission under the Securities Act on October 9, 2007, and all amendments or reports filed for the purpose of updating such description.
     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.
     The Company shall furnish without charge to each person to whom the prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to The Director of Corporate Governance, Northfield Bancorp, Inc., 1410 St. Georges Avenue, Avenel, NJ 07001, telephone number (732) 499-7200.

     All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     None.
Item 6. Indemnification of Directors and Officers
     Article XII of the Company’s Bylaws provides that “the Company shall indemnify its personnel, including directors, officers, and employees, to the fullest extent authorized by applicable law and regulations, as the same exists or may hereafter be amended.”
     In addition, Section 545.121 of the Office of Thrift Supervision (“OTS”) regulations provides indemnification for directors and officers of Northfield Bank (the “Bank”), following the completion of the Bank’s charter conversion. All the directors and officers of the Company hold the same position with the Bank and have indemnification under OTS Regulations as described below.
     Generally, federal regulations define areas for indemnity coverage for federal savings associations as follows:
     (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:
(i)	Any amount for which that person becomes liable under a judgment in such action; and

(ii)	Reasonable costs and expenses, including reasonable attorneys’ fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.
     (b) Indemnification shall be made to such person under paragraph (b) of this Section only if:
(i)	Final judgment on the merits is in his or her favor; or

(ii)	In case of:
               a. Settlement,
               b. Final judgment against him or her, or
               c. Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the OTS at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

     (c) As used in this paragraph:
(i)	“Action” means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

(ii)	“Court” includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

(iii)	“Final Judgment” means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

(iv)	“Settlement” includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.
Item 7. Exemption From Registration Claimed.
     Not applicable.
Item 8. List of Exhibits.

Regulation S-K		Reference to Prior Filing or
Exhibit Number	Document	Exhibit No. Attached Hereto

4	Form of Common Stock Certificate	*

5	Opinion of Luse Gorman Pomerenk & Schick, P.C.	Exhibit 5

10	Northfield Bank Employee Savings Plan	Exhibit 10

23.1	Consent of Luse Gorman Pomerenk & Schick, P.C.	Contained in Exhibit 5

23.2	Consent of KPMG LLP	Exhibit 23.2

24	Power of Attorney	Contained on Signature Page

99	Prospectus Supplement	**

*	Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 (Registration Number 333-143643), initially filed June 11, 2007, and as amended on July 31, 2007, August 9, 2007 and August 10, 2007.

**	Incorporated by reference to the Registration Statement on Form S-1 (Registration Number 333-143643), initially filed June 11, 2007, and as amended on July 31, 2007, August 9, 2007 and August 10, 2007.
Item 9. Undertakings
     The undersigned Registrant hereby undertakes:
     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;
     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Avenel, New Jersey, on this 14th day of November, 2007.

NORTHFIELD BANCORP, INC.

By:	/s/ John W. Alexander

John W. Alexander, Chairman, President
and Chief Executive Officer
(Duly Authorized Representative)
POWER OF ATTORNEY
     We, the undersigned directors and officers of Northfield Bancorp, Inc. (the “Company”) hereby severally constitute and appoint John W. Alexander as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said John W. Alexander may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said John W. Alexander shall do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ John W. Alexander	Chairman, President and	November 14, 2007

John W. Alexander	Chief Executive Officer (Principal Executive Officer)

/s/ Steven M. Klein	Executive Vice President	November 14, 2007

Steven M. Klein	and Chief Financial Officer (Principal Financial and Accounting Officer)

Director

Stanley A. Applebaum

Director

John R. Bowen

/s/ Annette Catino	Director	November 14, 2007

Annette Catino

/s/ Gil Chapman	Director	November 14, 2007

Gil Chapman

Signatures	Title	Date

Director

John P. Connors, Jr.

Director

John J. DePierro

/s/ Susan Lamberti	Director	November 14, 2007

Susan Lamberti

/s/ Albert J. Regen	Director	November 14, 2007

Albert J. Regen

/s/ Patrick E. Scura	Director	November 14, 2007

Patrick E. Scura, Jr.

     THE PLAN. Pursuant to requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Avenel, New Jersey on November 14, 2007.

NORTHFIELD BANK EMPLOYEE SAVINGS PLAN
By:	/s/ John W. Alexander
	Name:	John W. Alexander
	Title:	Chairman, President and Chief Executive Officer of Northfield Bank
(Duly authorized representative)

EXHIBIT INDEX

Regulation S-K
Exhibit Number	Reference to Prior Filing or Document	Exhibit No. Attached Hereto

4	Form of Common Stock Certificate	*

5	Opinion of Luse Gorman Pomerenk & Schick, P.C.	Exhibit 5

10	Northfield Bank Employee Savings Plan	Exhibit 10

23.1	Consent of Luse Gorman Pomerenk & Schick, P.C.	Contained in Exhibit 5

23.2	Consent of KPMG LLP.	Exhibit 23.2

24	Power of Attorney.	Contained on Signature Page

99	Prospectus Supplement	**

*	Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 (Registration Number 333-143643), initially filed June 11, 2007, and as amended on July 31, 2007, August 9, 2007 and August 10, 2007.

**	Incorporated by reference to the Registration Statement on Form S-1 (Registration Number 333-143643), initially filed June 11, 2007, and as amended on July 31, 2007, August 9, 2007 and August 10, 2007.